                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Eagle Bancshares Inc
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             EAGLE BANCSHARES, INC.
                               4305 LYNBURN DRIVE
                              TUCKER, GEORGIA 30084
                                 (770) 908-6690










July 18, 1997

DEAR FELLOW SHAREHOLDER:


         You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Eagle Bancshares, Inc. (the "Company" or "Eagle"), which will be held at the Holiday Inn Hotel and Conference Plaza, 130 Clairemont Ave., Decatur, Georgia, on Thursday, August 28, 1997, at 10:30 a.m. local time (the "Annual Meeting").

         The following Proxy Statement outlines the business to be conducted at the Annual Meeting, which includes proposals to elect two directors for a term of three years and until their successors are elected and qualified, approve the amendment of the Eagle Bancshares, Inc. 1995 Employees Stock Incentive Plan to increase the number of shares of Common Stock covered by the plan and ratify the appointment of Arthur Andersen LLP, as independent public accountants.

         Enclosed are the Notice of Meeting, Proxy Statement, form(s) of proxy card and the 1997 Annual Report. WE HOPE YOU CAN ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT FOR YOU TO COMPLETE THE ENCLOSED PROXY CARD(S) AND RETURN THE PROXY CARD(S) IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE.

         If you have any questions about the Proxy Statement or the 1997 Annual Report, please let us hear from you.

                                                     Sincerely,



                                                      C. Jere Sechler, Jr.
                                                      Chairman of the Board

                             EAGLE BANCSHARES, INC.
                               4305 LYNBURN DRIVE
                              TUCKER, GEORGIA 30084


                  NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 28, 1997



         NOTICE HEREBY IS GIVEN that the 1997 Annual Meeting of Shareholders of Eagle Bancshares, Inc. (the "Company" or "Eagle") will be held at the Holiday Inn Hotel and Conference Plaza, 130 Clairemont Ave., Decatur, Georgia, on Thursday, August 28, 1997, at 10:30 a.m. local time (the "Annual Meeting").

         (1) To elect two directors to serve for a term of three years or until their successors have been duly elected and qualified.

         (2) To approve the amendment of the Eagle Bancshares, Inc. 1995 Employees Stock Incentive Plan to increase the number of shares covered by the plan.

         (3) To ratify the appointment of Arthur Andersen LLP, as independent public accountants for the Company for the fiscal year ending March 31, 1998.

         (4) Such other matters as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented for a vote of the shareholders at the Annual Meeting.

         Information relating to the above matters is set forth in the attached Proxy Statement. Shareholders of record at the close of business on July 11, 1997 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                                       By Order Of The Board of Directors.




                                       Richard B. Inman, Jr.
                                       Secretary


Tucker, Georgia
July 18,  1997


PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING AND SO DESIRE, YOU MAY REVOKE THE PROXY CARD AND VOTE IN PERSON THOSE SHARES OF STOCK HELD BY YOU OTHER THAN SHARES OF COMMON STOCK ALLOCATED TO AN ACCOUNT FOR YOU PURSUANT TO THE TUCKER FEDERAL SAVINGS & LOAN ASSOCIATION EMPLOYEE STOCK OWNERSHIP PLAN.

                             EAGLE BANCSHARES, INC.
                               4305 LYNBURN DRIVE
                              TUCKER, GEORGIA 30084




                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 28, 1997




         This Proxy Statement is furnished to the shareholders of Eagle Bancshares, Inc. (the "Company" or "Eagle") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1997Annual Meeting of Shareholders of the Company and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at the Holiday Inn Hotel and Conference Plaza, 130 Clairemont Ave., Decatur, Georgia, on Thursday, August 28, 1997, at 10:30 a.m. local time.

         The approximate date on which this Proxy Statement and the accompanying proxy card(s) are first being sent or given to shareholders is July 18, 1997.

         All references to numbers of shares of Common Stock of the Company, $1.00 par value per share (the "Common Stock"), contained in this Proxy Statement have been adjusted as a result of a two-for-one stock split in the form of a 100% stock dividend that occurred on December 21, 1995.



                                     VOTING

GENERAL

         The securities that can be voted at the Annual Meeting consist of Common Stock of the Company, with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is July 11, 1997. On the record date, 5,659,694 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.


QUORUM AND VOTE REQUIRED

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, the proposal receiving the greatest total number of votes cast "for" or "against" and abstentions (including instructions to withhold authority to vote) will be used.

         In voting for the proposal to elect directors (Proposal 1), shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve Proposal 1 is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, in accordance with Georgia law, votes that are withheld will not be counted and will have no effect.

         In voting for the proposal to amend the 1995 Employees Stock Incentive Plan (Proposal 2), shareholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 2 is governed by federal law and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. ABSTENTIONS ARE CONSIDERED IN DETERMINING THE NUMBER OF VOTES REQUIRED TO OBTAIN A MAJORITY OF THE SHARES REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AND WILL HAVE THE SAME LEGAL EFFECT AS A VOTE AGAINST SUCH PROPOSAL.

         In voting for the proposal to ratify the Board of Directors' appointment of independent accountants for the Company (Proposal 3), shareholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 3 is governed by Georgia law, and the votes cast favoring such proposal must exceed the votes cast opposing such proposal, provided a quorum is present. As a result, in accordance with Georgia law, abstentions will not be counted and will have no effect.

         Under the rules of the New York Stock Exchange and the American Stock Exchange (the "Exchanges") that govern most domestic stock brokerage firms, member brokerage firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the Exchanges. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Such "broker non-votes" will not be considered in determining whether a quorum exists at the Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal.

HOLDERS OF COMMON STOCK

         Proxy cards are being transmitted with this Proxy Statement to all holders of Common Stock of the Company. All properly executed proxy cards delivered by shareholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions given. Shareholders should specify their choices on the accompanying proxy card(s). IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A SIGNED PROXY CARD WILL BE VOTED "FOR" ALL OF THE PROPOSALS LISTED ON THE PROXY CARD AND DESCRIBED HEREIN. The Board of Directors of the Company does not know of any other business to be brought before the Annual Meeting, but it is intended that, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment. All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later dated proxy card or by voting in person at the Annual Meeting.

PARTICIPANTS IN THE 401(K) SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

         Separate proxy cards are being transmitted to all persons who have shares of Common Stock allocated to their accounts as participants or beneficiaries under the Tucker Federal Savings & Loan Association 401 (k) Savings and Employee Stock Ownership Plan (the "Plan"). These proxy cards appoint Richard B. Inman, Jr., Zelma B. Martin and Conrad J. Sechler, Jr., who act as Trustees for the Plan, to vote the shares held for the accounts of the participants or their beneficiaries in the Plan in accordance with the instructions noted thereon. IN THE EVENT NO PROXY CARD IS RECEIVED FROM A PARTICIPANT OR BENEFICIARY OR A PROXY CARD IS RECEIVED WITHOUT INSTRUCTIONS, OR IN THE EVENT SHARES ARE NOT YET ALLOCATED TO ANY PARTICIPANT'S ACCOUNT, THE TRUSTEES WILL VOTE THE SHARES OF STOCK OF THE PARTICIPANT AND ANY UNALLOCATED SHARES "FOR" ALL OF THE PROPOSALS LISTED ON THE PROXY CARD AND DESCRIBED HEREIN. The Trustees do not know of any other business to be brought before the Annual Meeting but it is intended that, if any other matters properly come before the Annual Meeting, the Trustees as proxies will vote upon such matters according to their judgment.

         Any Plan participant or beneficiary who executes and delivers a proxy card to the Trustees may revoke it at any time prior to its use by executing and delivering to the Trustees a duly executed proxy card bearing a later date or by giving written notice to the Trustees at the following address: Tucker Federal Savings & Loan Association 401(k) Savings and Employee Stock Ownership Plan, 2355 Main Street, Tucker, Georgia 30084. Under the terms of the Plan, only the Trustees of the Plan can vote the shares allocated to the accounts of participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

COSTS OF SOLICITATION

         In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors, officers and employees in person and by telephone. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares of Common Stock held by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company has engaged the services of Corporate Investors Communications, Inc., a proxy solicitation firm, to assist in soliciting proxies from beneficial owners of shares of the Company's Common Stock held by banks, brokerage houses and other custodians, nominees and fiduciaries. The Company anticipates that such assistance will cost approximately $3,500, plus certain out-of-pocket expenses.

PRINCIPAL SHAREHOLDERS

         The following table sets forth information as of March 31, 1997 regarding the ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock and by all directors and executive officers of the Company as a group, based on data furnished to the Company by such persons. Information regarding the beneficial ownership of Common Stock by directors and director nominees is included under "Proposal 1 - Election of Directors" and by executive officers named in the Summary Compensation Table is included under "Executive Officers of the Company."

                                                      NUMBER OF
                                                  SHARES BENEFICIALLY
NAME AND ADDRESS                                        OWNED(1)                           PERCENT OF CLASS
----------------                                  -------------------                      ----------------

Tucker Federal Savings &                              321,679 (2)                                 5.68%
Loan Association 401(k) Savings and
Employee Stock Ownership Plan
2355 Main Street
Tucker, Georgia 30084


All directors and                                     672,296 (3)                                11.88%
executive officers
as a group (12 persons)

--------------------------

      (1) The stock ownership information shown above has been furnished to the Company by the named persons and members of the group or obtained from information filed with the Securities and Exchange Commission (the "Commission"). Beneficial ownership of the Company's principal shareholders as reported in this table has been determined in accordance with regulations of the Commission and includes shares of Common Stock which may be acquired within 60 days. Except as otherwise indicated, the named persons and members of the group have sole voting and investment power with regard to the shares shown as owned by them.

      (2) The Plan is a tax qualified employee benefit plan covering eligible employees of the Company and its subsidiaries, including Tucker Federal Bank ("Tucker Federal"), Eagle Service Corporation and Prime Eagle Mortgage Corporation. Richard B. Inman, Jr., Zelma B. Martin and Conrad J. Sechler, Jr. are the Trustees of the Plan. The Trustees may vote only unallocated shares and allocated shares with respect to which the Trustees do not receive timely voting instructions from participants or their beneficiaries. As of March 31, 1997, 260,083 shares held by the Plan were allocated to participants' accounts and 61,586 shares held by the Plan were unallocated. The Trustees disclaim beneficial ownership of shares held by the Plan that are voted by participants.

      (3) Includes 29,368 shares of Common Stock held by the Plan and allocated to the accounts of the executive officers of the Company and 17,036 shares held of record by certain family members of the above-referenced group as to which the respective members of the group disclaim beneficial ownership.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES

         The Bylaws of the Company provide that the Board of Directors shall consist of six members, and the Restated Articles of Incorporation of the Company, as amended, provide that the directors shall be divided into three classes as nearly equal in number as possible. Directors are elected by shareholders for a term of three years and until their successors are elected and qualified. The term of office of one of the classes of directors expires each year, and a new class of directors is elected annually for a term of three years at the Annual Meeting of Shareholders.

         The Board of Directors, acting in its capacity as the Nominating Committee, has nominated Richard J. Burrell and George G. Thompson to stand for election as directors at the Annual Meeting. Mr.Burrell has been a director of the Company since 1994 and Mr. Thompson has been a director of the Company since 1993. If elected by the shareholders, the nominees will serve a three year term until the 2000 Annual Meeting of Shareholders or until their successors are duly elected and qualified. Information regarding the two nominees is set forth below.

         Each of the nominees has consented to serve if elected. If either of the nominees should be unavailable for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card(s) will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT RICHARD J. BURRELL AND GEORGE G. THOMPSON AS DIRECTORS OF THE COMPANY TO HOLD OFFICE FOR A TERM OF THREE YEARS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

INFORMATION REGARDING NOMINEES AND DIRECTORS

         The following table sets forth certain information as of June 1, 1997 regarding the two nominees for director and all current directors whose terms of office will continue after the Annual Meeting.

               DIRECTORS NOMINATED FOR ELECTION TO SERVE UNTIL THE
                       2000 ANNUAL MEETING OF SHAREHOLDERS


                                                                                                    Shares
                                                                                                    Beneficially
                                                                                                    Owned
                                                                                                    (Percent
Name                         Business Information                                                   of Class)(1)
----                         --------------------                                                   ------------

George G. Thompson           Mr. Thompson was the Superintendent of Gwinnett County                   6,135 (2)
                             Public Schools from 1990 until December 1994.                              (*)
                             Prior to that time he was the Administrative Assistant
                             to the Superintendent of the Gwinnett County Public
                             Schools from 1982 until 1989.  He is currently employed by The
                             Center for Leadership in School Reform as a Senior Associate.
                             Mr. Thompson is 51 and has served as a director since 1993.

Richard J. Burrell           Mr. Burrell retired in 1994 after 40 years of service with             41,750  (3)
                             Household International, Inc., a financial services company.              (*)
                             During his employment with Household International, Inc.,
                             Mr. Burrell served as Governmental Relations Director
                             from 1962 until 1994.  Mr. Burrell previously has served
                             as president of the Alabama and Florida Financial Services
                             Associations and the Georgia Equity Lenders Association.  Mr.
                             Burrell is a director of the Consumer Credit Counseling
                             Service of Atlanta.  Mr. Burrell is 69 and was first elected as a director in 1994.




                          DIRECTORS TO SERVE UNTIL THE
                       1998 ANNUAL MEETING OF SHAREHOLDERS


                                                                                                    Shares
                                                                                                    Beneficially
                                                                                                    Owned
                                                                                                    (Percent
Name                         Business Information                                                   of Class)(1)
----                         --------------------                                                   ------------

Weldon A. Nash, Jr.          Mr. Nash has served as President and Chief Executive Officer of        110,860 (4)
                             Weldon, Inc., a company based in Stone Mountain, Georgia which            (1.9%)
                             designs, builds and develops residential and commercial properties since January 1, 1975.  Mr. Nash, 54, was first elected as a director in March 1991.

C. Jere Sechler, Jr.         Mr. Sechler was first elected as a director in April                   191,554 (5)
                             1995 and was elected Chairman of the Board in May 1996.                   (3.4%)
                             Mr. Sechler was elected President of the Company in May 1996 and has served as President of Eagle Service Corporation, a wholly owned subsidiary of Tucker Federal since 1991.  He



                             has been a director of Tucker Federal since 1985 and Chairman of the Board since May 1996.
                             Mr. Sechler is 51.



                        DIRECTORS  TO SERVE  UNTIL THE
                     1999 ANNUAL MEETING OF SHAREHOLDERS


                                                                                                          Shares
                                                                                                          Beneficially
                                                                                                          Owned
                                                                                                          (Percent
Name                         Business Information                                                         of Class)(1)
----                         --------------------                                                         ------------
Walter C. Alford             Mr. Alford has been an attorney practicing in Tucker,                         25,928  (6)
                             Georgia since 1974 and has served as General Counsel                          (*)
                             to Tucker Federal since 1995.  Mr. Alford, 48, has been a
                             director of the Company and Tucker Federal since April 1995.

Richard B. Inman, Jr.        Mr. Inman has served as President and Chief Executive                        134,797  (7)
                             Officer of Tucker Federal since October 1990 and as a                          (2.38%)
                             director of Tucker Federal since 1988.  Mr. Inman also has acted as
                             Treasurer of the Company since May 1993.  From 1975 until
                             October 1990, Mr. Inman was a commercial and investment
                             banker for Citibank, Merrill Lynch, White, Weld & Co., Paine
                             Webber and Wells Fargo, and owned and operated two food
                             companies.


-------------------

   *  Less than one percent.

   (1) The stock ownership information shown above has been furnished to the Company by the named persons or obtained from information filed with the Commission. Beneficial ownership as reported in this table has been determined in accordance with regulations of the Commission and includes shares of Common Stock which may be acquired within 60 days. Except as otherwise indicated, the named persons have sole voting and investment power with regard to the shares shown as owned by them.

   (2) With regard to Mr. Thompson, the shares shown include 4,000 shares which may be acquired by Mr. Thompson upon the exercise of stock options granted pursuant to the 1994 Eagle Bancshares, Inc. Directors Stock Option Incentive Plan (the "DSOP").

   (3) With regard to Mr. Burrell, the shares shown include 3,500 shares which may be acquired by Mr. Burrell upon the exercise of stock options granted pursuant to the DSOP.

   (4) With regard to Mr. Nash, the shares shown include (i) 13,332 shares which are held of record as joint tenants by the spouse and mother-in-law of Mr. Nash as to which he disclaims beneficial ownership (ii) 4,500 shares which may be acquired by Mr. Nash upon the exercise of stock options granted pursuant to the DSOP, (iii) 76,828 shares over which Mr. Nash holds shared voting power as the Executor of the estate of his step-father and (iv) 600 shares over which Mr. Nash holds voting power as the Executor of the estate of his mother.

   (5) With regard to Mr. Sechler, the shares shown include (i) 14,000 shares which may be acquired by Mr. Sechler upon exercise of stock options granted in accordance with Mr. Sechler's 1994 employment agreements with Eagle Service Corporation, a wholly-owned subsidiary of Tucker Federal, and pursuant to the Eagle Bancshares, Inc. 1986 Stock Option and Incentive Plan (the "Stock Option Plan"); (ii) 15,000 shares of restricted stock awarded in accordance with Mr. Sechler's 1994 employment agreement for which Mr. Sechler has voting power;
(iii) a total of 7,098 shares held for the account of Mr. Sechler as a participant in the Plan; and (iv) 122,500 shares owned by unaffiliated companies in which Mr. Sechler has controlling interests. See "Compensation of Executive Officers Compensation Committee Report."

   (6) With regard to Mr. Alford, the shares shown include (i) 1,704 shares held of record by his spouse and as to which he disclaims beneficial ownership and
(ii) 2,500 shares which may be acquired by Mr. Alford upon the exercise of stock options granted pursuant to the DSOP. Mr. Alford received legal fees from Tucker Federal in the amount of $144,612 during the fiscal year ended March 31, 1997. The legal fees were paid for services rendered by Mr. Alford's law firm on behalf of Tucker Federal for matters involving litigation, title examinations, foreclosure proceedings and the closing of loan transactions, including mortgage title insurance premiums paid to the title insurance company. The fees paid were comparable to fees which could have been obtained in arms-length negotiated transactions with unaffiliated third parties. In addition, in May 1994, Mr. Alford was appointed General Counsel to Tucker Federal and receives a retainer from Tucker Federal in the amount of $12,000 per year. The portion of the retainer paid for the fiscal year is included in the total amount paid to Mr. Alford above.

   (7) With regard to Mr. Inman, the shares shown include (i) 24,000 shares which may be acquired by Mr. Inman upon the exercise of stock options granted in accordance with Mr. Inman's 1993 employment agreements with Tucker Federal and pursuant to the DSOP; (ii) 30,000 shares of restricted stock for which Mr. Inman has voting power; (iii) a total of 8,347 shares held for the account of Mr. Inman as a participant in the Plan; and (iv) 2,000 shares which are held of record by the spouse of Mr. Inman as to which he disclaims beneficial ownership. See "Compensation of Executive Officers - Compensation Committee Report" and "Compensation of Executive Officers - Executive Employment Agreements."

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors conducts its business through meetings of the full Board and through committees. The Board of Directors has standing committees consisting of the Executive Committee, Stock Option Plan Committee, Audit Committee, Compensation Committee, Administrative Committee of the DSOP, and the Strategic Growth Committee. During the fiscal year ended March 31, 1997, the Board of Directors held fifteen meetings. No director of the Company attended fewer than 75% of all meetings of the full Board and of each committee on which such director served during this period.

         The Executive Committee, composed of Messrs. Sechler (Chairman), Burrell, Alford and Inman meets in the interim when the full Board is not in session and may exercise the authority of the Board of Directors except to the extent that such authority shall be limited by the Articles of Incorporation, the Bylaws, any resolution of the full Board or by Georgia Law. The Executive Committee met two times during the fiscal year ended March 31, 1997.

         The Stock Option Plan Committee, composed of Messrs. Thompson (Chairman), Burrell and Nash administers the 1995 Employee Stock Incentive Plan and the Stock Option Plan and has exclusive power to determine, within the provisions of the plans, persons eligible to participate in the plans and to grant options to eligible employees thereunder. The Stock Option Plan Committee also has the power to interpret and construe any provision of the Stock Option Plan and to make policy consistent with the Stock Option Plan. The Stock Option Plan Committee met four times during the fiscal year ended March 31, 1997.

         The Audit Committee of the Company, composed of Messrs. Nash (Chairman), Burrell and Thompson, as well as Inman and Sechler, Ex-Officio, also acts as the Audit Committee of the Board of Directors of Tucker Federal. In the capacity as Audit Committee for the Company, it selects the firm to be engaged as independent accountants for the Company for the next fiscal year, reviews the plan for the audit engagement, financial statements, plans and results of internal auditing, and generally reviews financial reporting procedures and reports for regulatory authorities. The Audit Committee met four times during the fiscal year ended March 31, 1997.

         The Compensation Committee, composed of Messrs. Burrell (Chairman), Alford, Thompson and Nash has the responsibility of reviewing and approving the compensation of all executive officers and determining the factors and other issues regarding incentive compensation arrangements. The Compensation Committee met eight times during the fiscal year ended March 31, 1997.

         The Administrative Committee of the DSOP, composed of Messrs. Inman (Chairman), Nash and Thompson administers the Eagle Bancshares, Inc. 1994 Directors Stock Option "Incentive Plan and has the power to effect the granting of options and interpret the incentive plan pursuant only to the terms and provisions of the plan. The DSOP Administrative Committee met two times during the fiscal year ended March 31, 1997.

         The Strategic Growth Committee was formed in September 1995 to assist management in creating, coordinating and overseeing strategic growth initiatives. These include identifying acquisition targets, developing acquisition plans for whole institutions and for branches, developing transaction structures, and evaluating methods of raising additional equity when necessary. The Committee is composed of Messrs. Sechler (Chairman), Burrell and Inman and met five times during the fiscal year ended March 31, 1997.

         In addition to the standing committees of the Company, the Board of Directors acted in its capacity as the Nominating Committee and met one time during the fiscal year ended March 31, 1997. While the Board acting as Nominating Committee will consider nominees recommended by the shareholders, it has not actively solicited recommendations from the shareholders for nominees.

         Article X of the Company's Restated Articles of Incorporation, as amended, sets forth the procedures for shareholder nominations and proposals.
Article X states that nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of shareholders may be made by the Board of Directors or by any shareholder entitled to vote generally in the election of directors. In order for a shareholder to make any such nomination and/or proposal, he or she must give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company not less than ten days nor more than sixty days prior to any such meeting. However, if less than 17 days notice of the meeting is given to shareholders, such written notice must be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders. Each such notice given by a shareholder with respect to nominations for the election of directors must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of Common Stock beneficially owned by each such nominee.

         The Board of Directors of Tucker Federal has the following standing committees in addition to the Audit Committee described above: the Executive Committee, the Real Estate Committee and the Investment Committee. Such committees are composed of both inside and outside directors of Tucker Federal and perform those duties customarily performed by committees of such designations in other financial institutions. The Audit Committee meets quarterly with Tucker Federal's Internal Auditor.

DIRECTOR COMPENSATION

         Members of the Board of Directors of the Company receive $300 for each full Board and $200 for each committee meeting attended for their services as directors of the Company. Directors of Tucker Federal receive an annual fee of $5,000, payable quarterly, in addition to $400 for each Board meeting attended. Executive Committee members of Tucker Federal receive a fee of $200 for each such committee meeting attended and members of all other Tucker Federal committees receive a fee of $300 for each committee meeting attended.

         EAGLE BANCSHARES, INC. 1994 DIRECTORS STOCK OPTION INCENTIVE PLAN. On February 10, 1994, the Board of Directors of the Company approved and adopted the DSOP. Generally, the DSOP provides for grants of nonqualified stock options to be made to directors of the Company or Tucker Federal on and after February 10, 1994, as follows:

         (1) Upon the adoption of the plan for then current directors or upon initially becoming a director of the Company or Tucker Federal, thereafter, an individual receives an option to purchase 2,000 shares of Common Stock, which is exercisable on the date of grant; and

         (2) Upon beginning any term as a director of the Company or Tucker Federal, if the individual is not already a member of the Company's Board, an individual receives an option to purchase 1,500 shares of Common Stock which vests at the rate of 500 shares per full year of service as a director thereafter.

All options granted under the DSOP expire no later than the date immediately following the 10th anniversary of the date of grant, and may expire sooner in the event of the disability or death of the optionee, or if the optionee ceases to serve as a director. All options granted under the DSOP may not be assigned or transferred except upon death, and the exercise price of all options issued under the DSOP is the fair market value of the Common Stock on the date that the option is granted.

         During the fiscal year ended March 31, 1997, options to purchase 1,500 shares of Common Stock were granted to Mr. Alford, and options to purchase 1,500 shares were granted to Mr. Inman under the DSOP.

         TUCKER FEDERAL SAVINGS AND LOAN ASSOCIATION DIRECTOR'S RETIREMENT PLAN. Participants under the Tucker Federal Savings and Loan Association Director's Retirement Plan (the "Director's Retirement Plan") will receive a benefit in the form of a monthly annuity for the life of the participant with payments commencing as of the first day of the month following the later of (i) the date on which the participant is no longer a Director or (ii) the date on which the participant attains age 65 (the "payment commencement date") and continuing until the first day of the month in which the participant's death occurs if the participant survives until his payment commencement date (although monthly payments are suspended during any period in which the participant again serves as a Director). A participant who dies prior to his payment commencement date will receive no monthly benefit under the Directors' Retirement Plan.

         The amount of a participant's monthly payments under the Directors' Retirement Plan is generally equal to the product of (i) the average monthly compensation (including only compensation paid for service as a Director) of the participant, and (ii) a percentage based upon the participant's years of service ranging from 0% with less than six years of service up to 100% with at least twelve years of service. A participant's average monthly compensation is determined by averaging the participant's monthly compensation during the 24-month period in the participant's compensation history during which the participant's compensation is the highest.

         In addition to the monthly benefit (if any) provided to a participant under the Directors' Retirement Plan, a participant also is generally entitled to an additional lump sum benefit if (i) the participant has completed at least 12 but not 18 or more years of service as of the date on which the participant is no longer a Director, or (ii) the participant was a Director as of the effective date of the Directors' Retirement Plan, has completed 12 years of service as of such date and ceases to be a Director as of, or prior to, the end of his current term of service as a Director. The lump sum benefit payable to such participants is 2,000 shares of the Common Stock of the Company or a cash payment equal to the fair market value (determined in accordance with the provisions of the DSOP and determined as of the date of payment) of such 2,000 shares, whichever is elected by the participant.

         Generally, all benefits under the Directors' Retirement Plan are unsecured obligations of Tucker Federal, and participants do not, and cannot, make contributions to fund benefits under the Directors' Retirement Plan. Generally, the Directors' Retirement Plan is not funded and benefit payments are made directly by Tucker Federal although Tucker Federal may make discretionary contributions to a trust to aid in funding the benefits to be provided under the Directors' Retirement Plan, and, upon a change of control (as defined in the Directors' Retirement Plan), the Company must, within ten days of the change of control, make an irrevocable contribution to a trust in an amount sufficient to pay all accrued benefits and lump sum benefits to which participants are entitled as of the date of the change of control.


                        EXECUTIVE OFFICERS OF THE COMPANY

         The following provides information as of March 31, 1997 as to the name, age and position of the executive officers who are not directors of the Company, including all positions and offices with the Company and its subsidiaries and their business experience during the past five years and shares of Common Stock beneficially owned. Information with respect to executive officers who are directors of the Company is set forth under "Information Regarding Nominees and Directors." There are no agreements or understandings between any officer and any other person pursuant to which any officer was selected.

                                                                                                      Shares
                                                                                                      Beneficially
Name and Age                   Current Position(s) and Business Experience                            Owned(1)(%)
------------                   -------------------------------------------                            -----------

LuAnn Durden                   Mrs. Durden has been Senior Vice President and Chief
(37)                           Financial Officer of Tucker Federal since 1994 and was                  24,699 (2)
                               Internal Auditor and Vice President of Finance of                        (*)
                               Tucker Federal from 1987 to 1994. Prior to joining
                               Tucker Federal, Mrs.Durden was a Senior Auditor with
                               Peat Marwick Mitchell & Co. She is a Certified Public
                               Accountant.


Betty Petrides                 Mrs. Petrides has been Executive Vice President of Tucker                88,705(3)
(43)                           Federal since 1988 and Secretary of Tucker Federal since                  (1.56%)
                               1989.  She was elected to the Board of Directors of Tucker
                               Federal in April 1995.





----------------------------
   *  Less than one percent.

   1 The stock ownership information shown above has been furnished to the Company by the named persons. Beneficial ownership as reported in this table has been determined in accordance with regulations of the Commission and includes shares of Common Stock which may be acquired within 60 days. Except as otherwise indicated, the named persons have sole voting and investment power with regard to the shares shown as owned by them.

  (2) With regard to Mrs. Durden, the shares shown include (i) 12,000 shares that may be acquired upon exercise of stock options granted in accordance with the terms and conditions of the Stock Option Plan, and (ii) 4,699 shares held for her account as a participant in the Plan.

  (3) With regard to Mrs. Petrides, the shares shown include (i) 66,000 shares (all of which are vested) that may be acquired upon exercise of stock options granted in accordance with employment agreements with Tucker Federal and pursuant to the Stock Option Plan and DSOP; (ii) 15,000 shares of restricted stock awarded in accordance with her employment agreement; and (iii) 7,705 shares held for the account of Mrs. Petrides as a participant in the Plan. See "Compensation of Executive Officers - Compensation Committee Report" and "Compensation of Executive Officers Executive Employment Agreements."


                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT

         The following report of the Compensation Committee of the Board of Directors (the "Committee") discusses generally the Committee's executive compensation objectives and policies in connection with developing and implementing compensation for executive officers and the relationship of those objectives and policies to corporate performance for the fiscal year ended March 31, 1997. The report also specifically discusses the Committee's bases for compensation of the executive officers of the Company and Tucker Federal named in the Summary Compensation Table. During the fiscal year the Committee engaged SNL Compensation Services, a joint venture between the law firm of Housley Kantarian & Bronstein and SNL Securities, (1) to review and evaluate all compensation plans, contracts and other compensation practices in connection with executive compensation of the Company, (2) to review compensation packages at comparable institutions and (3) to recommend changes to any of those plans or other practices as the firm deemed appropriate in their professional opinion. As a result of the engagement, the Committee has adopted certain recommendations and has implemented certain changes in the executive compensation program.

Each director serving on the Compensation Committee is a disinterested director. This committee understands that the performance of each executive officer and the structure for the reward of that performance has the potential to directly impact both the short-term and long-term profitability of the Company. Therefore, the structure of the compensation packages for each objective has both short-term and long-term components. Persons covered by this report are C. Jere Sechler, Jr., who serves as both Chairman and President of the Company and of Eagle Service Corporation, a subsidiary of Tucker Federal, and as Chairman of Eagle Real Estate Advisors, a subsidiary of the Company, Richard B. Inman, Jr., who serves as the President of Tucker Federal, Betty Petrides, who serves as Executive Vice President of Tucker Federal, LuAnn Durden, who serves as the Chief Financial Officer of the Company and of Tucker Federal, and Glenn A. Farley, who serves as the Chief Lending Officer of the Tucker Federal. Each of these individuals is compensated in an amount greater in total than $100,000 per year and occupies a position that has the ability to directly influence policy decisions in the Company or Tucker Federal.

         EXECUTIVE COMPENSATION OBJECTIVES AND POLICIES. The mission of the Committee is to provide for a compensation system that not only supports the Company's strategic direction but that balances competitive pay requirements and business economics. We believe that the interests of shareholders are best served by closely aligning corporate performance objectives to executive compensation. It is expected that compensation will vary annually based upon both Company and individual executive performance. The Committee believes that compensation should be based upon both short-term and long-term measurements and be directly and visibly tied to Company performance, thus introducing substantial risk in the payout levels. This approach is best demonstrated in the amounts reflected under the Bonus column of the Summary Compensation Table from 1995 to 1997. The Committee continues to be guided by the following policies for compensation decisions:

- The total compensation package must be designed with the current competitive employment environment in mind in order to attract the best and brightest, provide a motive for high level individual performance and retain executives whose skills and leadership are essential for building long-term shareholder value.

- Establish annual incentive bonus compensation for executive officers that is directly tied to the Company's strategic objectives and is rewarded for individual performance within those objectives.

- Implement long-term equity incentives to align executive compensation with benefits realized by all shareholders.

                  Total executive compensation consists of base salary, cash bonus compensation that has a potential to be paid out annually (short-term incentive) and a combination of stock options and grants that vest over a longer period of time (long-term incentive). All these components are determined by an extensive review of compensation packages paid by financial institutions both within the Southeast and in a broader geographic range that are of comparable size to our Company. The Company's base salary level for executive officers is below the median of base salaries of the financial institutions included in the review.

                  Short-term incentives or cash bonus payments are based upon predetermined corporate performance measures. Earnings per share target levels are the principal measurers used to determine bonus amounts. A formula of other performance factors such as production, return on assets, return on equity, profit center earnings and efficiency ratios are also considered and weighted in the awarding of bonus compensation. The formula provides for awards ranging in amount from 15% of base salary at the threshold performance level to bonuses that exceed 100% of base salary at the maximum performance level for Mr. Inman, and from 10% to 40% of base salary for Mrs. Durden. Short term incentive compensation cannot be earned regardless of Company performance when the level of nonperforming assets and delinquencies exceed 3% of the total assets of the Company on the last day of any fiscal year. These criteria serve to insure a continued level of safety and soundness for the Company.

                  Long-term incentives or the awards of stock options and stock grants are made pursuant to the Company's Stock Option Plan(s). Option grants and restricted stock awards for Mr. Inman, Mr. Sechler and Mrs. Petrides are subject to three-year vesting, and options granted to Mrs. Durden are subject to five-year vesting. The Committee's belief that a significant portion of senior executives' compensation should be dependent upon value created for the shareholders is shared by many of the peer group institutions used in the recently completed analysis done for the Committee by SNL Compensation Services. The Committee believes that both qualified and non-qualified options as well as restricted stock grants are excellent vehicles to accomplish the aligning of interests of executive officers of the Company directly with the interests of shareholders. Options are granted with an exercise price of not less than the fair market value of the Company's Common Stock on the date of grant, thus providing value in the executive's options only if the value for other shareholders is created as well. Options generally are exercisable for a period of ten years. Long-term compensation is a significant component of total executive compensation. While the amount of the awards are not based upon any particular formula, peer group comparisons of stock options and grants as a percentage of base pay is taken into consideration in determining the amount of such awards. It is intended to provide the executive officers with a meaningful ownership interest in the Company, thereby linking compensation both to performance and to the interests of all other shareholders.

                  All of the named executive officers are subject to employment agreements. See "Compensation of Executive Officers - Employment Agreements". Compensation arrangements for those executives are based upon and in accordance with the employment agreements. Officers not named in the Summary Compensation Table and all other employees receive total compensation upon the factors noted above, including incentive performance award component and their base annual compensation.

                  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER OF TUCKER FEDERAL. The compensation of Richard B. Inman, Jr., President and Chief Executive
Officer of Tucker Federal, was based upon an employment agreement entered into on October 1, 1993. In connection with the employment agreement, which was approved by the Committee, the base salary was determined based upon the competitive analysis described above, and is subject to adjustment annually by the Committee, provided that the base salary may not be less than $120,000 per year, and any increases in base salary are not subject to reduction. Mr.
Inman's base salary had not been adjusted since the effective date of that employment agreement. On March 25, 1997, a new employment agreement was reached between Mr. Inman and Tucker Federal Bank. See "Compensation of Executive Officers - Employment Agreements." For the year ended March 31, 1997, Mr. Inman was awarded a cash bonus of $88,800.

                  OMNIBUS BUDGET RECONCILIATION ACT OF 1993 IMPLICATIONS FOR EXECUTIVE COMPENSATION. It is the responsibility of the Committee to address the issues raised by tax laws which make certain non-performance-based compensation in excess of $1,000,000 to executives of public companies nondeductible to the Company. In this regard, the Committee must determine whether any actions with respect to this limit should be taken by the Company. Given the Company's current level of executive compensation, it is not now necessary to consider this issue. The Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

                           THE COMPENSATION COMMITTEE

                          Richard J. Burrell, Chairman
                                Walter C. Alford
                               Weldon A. Nash, Jr.
                               George G. Thompson

EXECUTIVE COMPENSATION

         SUMMARY OF COMPENSATION. The following table summarizes, for the Company and its subsidiaries, the elements of compensation paid or accrued during the three fiscal years ended March 31, 1997 to the Chief Executive Officer of Tucker Federal and each of the other executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended March 31, 1997 (the "named executive officers").


                           SUMMARY COMPENSATION TABLE



                                      Annual Compensation                 Long-Term Compensation
                                      -------------------                 -----------------------
                                                                         Restricted          Securities                All
    Name and Principal                                                      Stock            Underlying               Other
        Position                Year     Salary ($)    Bonus ($)(1)      Awards $ (2)       Options #(3)         Compensation(4)
-------------------------       ----     ----------    ------------    --------------       ------------         ---------------
Richard B. Inman, Jr.           1997      $126,100       $ 88,800             -                 36,500              $ 21,321
President and Chief             1996      $127,000       $112,800             -                   -                   19,351
Executive Officer               1995      $126,000       $ 94,800             -                   -                   25,057
Tucker Federal




                                      Annual Compensation                  Long-Term Compensation
                                      -------------------                  ----------------------
                                                                          Restricted          Securities                All
    Name and Principal                                                     Stock              Underlying               Other
         Position               Year      Salary ($)    Bonus ($)(1)      Awards $ (2)       Options #(3)         Compensation(4)
-------------------------       ----      ----------    ------------    --------------       ------------         ---------------
C. Jere Sechler, Jr.            1997       $115,750       $  69,375             -                   -                $  18,404
Chairman of Board and           1996       $113,650       $  88,125             -                  1,500                20,371
President of the                1995       $113,350       $ 117,924         $168,750              10,000                25,840
Company; President of
Eagle Service
Corporation

Betty Petrides                  1997       $105,400       $  69,375             -                   -                   15,517
Executive Vice                  1996       $105,450       $  88,125             -                  3,500                17,484
President and                   1995       $ 93,750       $ 117,924         $168,750              10,000                24,375
Secretary Tucker
Federal

LuAnn Durden                    1997       $ 87,917       $  23,400            -                   -                 $   9,318
Senior Vice President           1996       $ 78,526       $ 29, 908            -                   -                 $  11,031
and Chief Financial             1995       $ 70,000       $ 30, 127            -                  20,000             $  13,539
Officer Tucker Federal



----------------------

(1) Reflects cash bonus awards paid during fiscal 1997, 1996 and 1995 for the achievement of specific performance criteria (see "Compensation of Executive Officers -- Compensation Committee Report -- Executive Compensation Objectives and Policies").

     In addition, for Mr. Sechler and Mrs. Petrides, reflects for 1995 a portion of a restricted stock award (3,750 shares) which vested on the grant date. The dollar value of each of these awards, based on the number of shares of restricted stock multiplied by the closing price of the Company's Common Stock on June 1, 1994, the grant date, was $42,188.

(2) The dollar amount shown equals the number of shares of restricted stock awarded multiplied by the closing price of the Company's Common Stock on the date the shares were granted, June 1, 1994. The total restricted stock award for each of Mr. Sechler and Ms. Petrides (15,000 shares) vests over a three year period, with one-fourth of the shares vesting on the grant date and an additional one-fourth vesting on each of the first, second and third anniversaries of the grant date. Dividends are paid on all shares of restricted stock at the same rate as on unrestricted shares. The number of shares and value of the aggregate restricted stock holdings for the following individuals, based on the closing price of the Company's Common Stock on March 31, 1997, was as follows: Mr. Sechler - 15,000 ($243,750); Mr. Inman - 30,000 ($487,500); Mrs. Petrides - 15,000 ($243,750); and Mrs.
     Durden - 0 ($0).

(3) Mrs. Petrides' 1987 employment agreement provided for the grant of options in the amount of 4,000 shares per year for five years if she remained in the employ of Tucker Federal. Pursuant to that arrangement, Mrs. Petrides is entitled to be granted an option to purchase 20,000 shares of Common Stock, but the actual grant of the option has not been made and the data in the table does not reflect such option for 20,000 shares.

(4) All Other Compensation paid during fiscal 1997 includes the following: (i) contributions to the Plan which are made annually by Tucker Federal and have not yet been paid but are estimated to be: Mr. Sechler - $13,604; Mr. Inman - $16,521; Mrs. Petrides - $11,917; Mrs. Durden $9,318; and (ii) a car allowance in the following amounts: Mr. Sechler - $4,800; Mr. Inman - $4,800; Mrs. Petrides - $3,600 and Mrs. Durden - $0.

     All Other Compensation paid during fiscal 1996 includes the following: (i) contributions to the Plan by Tucker Federal: Mr. Sechler - $15,571; Mr. Inman - $14,551; Mrs. Petrides - $13,884; and Mrs. Durden - $11,031 and
     (ii) a car allowance in the following amounts: Mr. Sechler - $4,800; Mr. Inman - $4,800; Mrs. Petrides - $3,600; and Mrs. Durden - $0.

     All Other Compensation paid during fiscal 1995 includes the following: (i) contributions to the Plan by Tucker Federal: Mr. Sechler - $21,040; Mr. Inman - $20,257; Mrs. Petrides - $20,775; and Mrs. Durden - $13,539 and
     (ii) a car allowance in the following amounts: Mr. Sechler - $4,800; Mr. Inman - $4,800; Mrs. Petrides - $3,600; and Mrs. Durden - $0.

         OPTIONS. The following table sets forth information regarding the number and terms of stock options granted to the named executive officers during the fiscal year ended March 31, 1997. In addition, in accordance with the rules and regulations of the Commission, set forth is the present value of each option granted, calculated using the Black-Scholes option pricing model.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                 Individual Grants
-----------------------------------------------------------------------------------------------------
                                                  % of Total
                               Number of          Options
                         Securities Underlying    Granted to         Exercise or
                                Options           Employees in       Base Price                                      Grant Date
Name                        Granted (#) (1)       Fiscal Year(2)     ($/Sh)            Expiration Date(3)      Present Value ($)(4)
----                    -----------------------   --------------     ----------        ------------------      --------------------

Conrad J. (Jere) Sechler, Jr.     --                  --               --                     --                        --

Richard B. Inman, Jr.           20,000                19%             $16.75                3/25/07                 $94,531
                                15,000                14%              16.75                3/25/07                  78,898
                                 1,500               1.4%              16.00                 8/8/06                   5,970

Betty Petrides                    --                  --                --                     --                       --

LuAnn Durden                      --                  --                --                     --                       --

--------------

(1) On August 8, 1996, Mr. Inman was granted an option to purchase 1,500 shares of Common Stock at $16.00 per share pursuant to the DSOP. The options vest in increments, with 33% of the shares covered thereby becoming exercisable on the date of grant, an additional 33% of the option shares becoming exercisable on each anniversary date, and full vesting occurring on the third anniversary date. Pursuant to the terms of the DSOP, the DSOP Administrative Committee approves the grants of these nonqualified options. On March 25, 1997, Mr. Inman was granted an incentive option to purchase 15,000 shares of Common Stock and a non-qualified option to purchase 20,000 shares of Common Stock pursuant to the ESIP. Options granted pursuant to the 1995 ESIP represent 33% of the total options granted to employees of the Company during fiscal 1997. The options vest in increments, with 33% of the shares covered thereby becoming exercisable on the date of grant, an additional 33% of the option shares becoming exercisable on each successive anniversary date, and full vesting occurring on the third anniversary date. Pursuant to the terms of the 1995 ESIP, the Stock Option Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice options. The options were granted for 10 years, subject to earlier termination upon the occurrence of certain events related to termination of employment or "change in control" of the Company or of Tucker Federal. The exercise price may be paid in cash, by delivery of already owned shares or by a combination thereof, subject to certain conditions. Pursuant to the terms of the DSOP, the DSOP Administrative Committee approves the grants of nonqualified options granted pursuant to the DSOP.

(2) Options granted pursuant to the 1995 ESIP represent 33% of the total options granted to employees of the Company during fiscal 1997. Options granted pursuant to the DSOP represent 50% of the total options granted to Directors of the Company during fiscal 1997.

(3) Options granted under the DSOP are exercisable until the earlier of (i) the date immediately following the tenth (10th) anniversary of the date of the grant or (ii) three (3) months after the date the Director ceases to be a Director except in the event of death or disability.

(4) The "Grant Date Present Value" is calculated using the Black-Scholes Warrant Valuation Call Option Model, assuming a constant dividend yield. This model assumes no dilution effects and includes the following assumptions for the option to purchase 20,000 shares of NQSOs and 15,000 ISOs granted to Mr. Inman (stock price as of the grant date - $16.75) and 1,500 shares under the DSOP granted to Mr. Inman (stock price as of the grant date - $16.00): expected monthly volatility -1.667%; annual risk free rate of return (drawn from the bid yield on the ten year Treasury note on the grant date) -6.82%; annual dividend yield -3.60%; and period to exercise - ten years.

     The following table sets forth option exercises by the named executive officers during the fiscal year ended March 31, 1997, including the aggregate value of gains on the date of exercise. The table also sets forth (i) the number of shares covered by options (both exercisable and unexercisable) as of March 31, 1997 and (ii) the respective value for "in-the-money" options, which represents the positive spread between the exercise price of existing options and the fair market value of the Company's Common Stock at March 31, 1997.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                 Number of Securities
                                                                Underlying Unexercised             Value of Unexercised
                                                                   Options at Fiscal              In-the-Money Options at
                           Shares Acquired      Value                  Year End(#)                    Fiscal Year End($)
Name                       on Exercise(#)   Realized ($)     Exercisable    Unexercisable       Exercisable  Unexercisable
----                       --------------   ------------     -----------    -------------       -----------  -------------

Richard B. Inman, Jr.              --               --          24,000           36,000          $156,562       $   750

Conrad J. (Jere) Sechler, Jr.      --               --          13,500             1000          $ 70,125       $ 2,500

Betty Petrides                     --               --          45,500            1,000          $506,219       $ 3,937

LuAnn Durden                       --               --           8,000           12,000          $ 44,000       $66,000


PERFORMANCE GRAPH

          The Commission requires that the Company provide a line graph presentation that compares the Company's cumulative five year return on an indexed basis with an overall stock market index and either a published industry index or an index of peer companies selected by the Company. The performance graph set forth below compares the Company's cumulative total shareholder return on Common Stock with the cumulative total return of companies on the Standard and Poors 500 Index and on the Standard and Poors Savings and Loan Holding Companies Index. The graph assumes that the value of the investment in the Company's Common Stock in each index was $100 on March 31, 1992 and also assumes dividend reinvestment. The shareholder return reflected below for the five year historical period may not be indicative of future performance.
































======================================================================================================================
                             3/31/92        3/31/93         3/31/94          3/31/95         3/31/96          3/31/97
Eagle Bancshares, Inc.        $100           $227           $313             $319            $445             $485
S&P 500 Index                 $100           $115           $117             $135            $179             $214
S&P Savings and Loan
Holding Co's Index            $100           $120           $106             $118            $163             $242

======================================================================================================================

EXECUTIVE EMPLOYMENT AGREEMENTS

          The Compensation of Richard B. Inman, Jr., President and Chief Executive Officer of Tucker Federal was based on an employment agreement between Mr. Inman and Tucker Federal entered into on October 1, 1993 and expiring March 31, 1997. The agreement provided for a three year term of employment and a base salary of not less than $120,000 per year. The agreement further provided for both short-term, performance based cash incentives and for long-term incentive compensation through the award of stock options. Cash compensation and stock options granted under the 1993 agreement are reflected in the "Summary Compensation Table" for the period of the agreement. A performance bonus of $88,800 was paid pursuant to the agreement for the year ended March 31, 1997.

           On March 25, 1997, Tucker Federal entered into a new employment agreement with Mr. Inman, which provides for a base salary of not less than $150,000 per year. The agreement further provides for a performance based, cash bonus based upon criteria established by the Board of Directors annually. The formula for bonus compensation for the period ending March 31, 1998 provides for a cash award of from 30% to in excess of 100% of base salary based upon measurable performance of the executive against threshold, mid-range and maximum goals for the Company which includes, among other things, growth in assets, earnings per share, return on equity and percent of nonaccrual loans and foreclosed property to total assets. The 1997 agreement further stipulates that Mr. Inman will continue to receive his base salary for the greater of (i) the remaining term of the agreement or (ii) 24 months following termination without cause. The agreement also provides for long-term incentive compensation through the grant of stock options pursuant to the 1995 ESIP. Pursuant to the agreement, on March 25, 1997, Mr. Inman was granted an incentive stock option to purchase 15,000 shares of Common Stock at $16.75 per share and a nonqualified stock option to purchase 20,000 shares of Common Stock at $16.75. Both options vest in increments of one-third over a three year period and expire 10 years from the date of grant. The term of the agreement may be extended by resolution of the Board of Directors on each anniversary date of the agreement for an additional one year beyond the then effective expiration date of the agreement. In the event the Agreement terminates in due course at the expiration date by reason of either nonrenewal or nonextension, Mr. Inman is entitled to 100% of his base pay in effect at the time, such amount to be payable over 12 months.

          The terms of employment of C. Jere Sechler, Jr., as President of Eagle Service Corporation, a wholly owned subsidiary of Tucker Federal, and of Betty Petrides, Executive Vice President of Tucker Federal, had been defined by employment agreements entered into on June 1, 1994. The agreements provided for a three year term of employment and a base salary of not less than $93,750 per year for both Mr. Sechler and Mrs. Petrides. The agreements further provided for both short-term, performance based cash incentives and for long-term incentive compensation through the award of stock options. Cash compensation and stock options granted under the 1994 agreements are reflected in the "Summary Compensation Table" for the period of the agreements. Mr. Sechler and Ms. Petrides were each paid $69,375 as performance based cash awards for the year ended March 31, 1997.

          On June 1, 1997, the Company entered into an employment agreement with
C. Jere Sechler, Jr. as Chairman, President and Chief Executive Officer with a base salary of not less than $175,000 per year. The 1997 agreement further stipulates that Mr. Sechler will continue to receive his base salary for the greater of (i) the remaining term of the agreement or (ii) 24 months following termination without cause. The agreement also provides for long-term incentive compensation through the grant of stock options pursuant to the 1995 ESIP. Pursuant to the agreement, on June 1, 1997, Mr. Sechler was granted a nonqualified stock option to purchase 68,000 shares of Common Stock at $15.75. The option vests one-fourth immediately and one-fourth each year over the next three year period and expires 10 years from the date of grant. The term of the agreement may be extended by resolution of the Board of Directors on each anniversary date of the agreement for an additional one year beyond the then effective expiration date of the agreement.

          Also, on June 1, 1997, Tucker Federal and the Company entered into an employment agreement with Betty Petrides which provides for a base salary of not less than $125,000 per year to serve as Executive Vice President of Tucker Federal and the Company. The 1997 agreement further stipulates that Ms. Petrides will continue to receive her base salary for the greater of (i) the remaining term of the agreement or
(ii) 24 months following termination without cause. The agreement also provides for long-term incentive compensation through the grant of stock options pursuant to the 1995 ESIP. Pursuant to the agreement, on June 1, 1997, Ms. Petrides was granted an incentive stock option to purchase 26,000 shares of Common Stock at $15.75. The option vests in increments of one-third over a three year period and expires 10 years from the date of grant. The term of the agreement may be extended by resolution of the Board of Directors on each anniversary date of the agreement for an additional one year beyond the then effective expiration date of the agreement.

          On May 17, 1996, Tucker Federal entered into an employment agreement with LuAnn Durden to provide for an employment period of three years at a base salary of $90,000 and certain other benefits. This agreement further provides for an annual cash incentive award of between 10% and 40% of base pay based upon a matrix containing performance factors including earnings per share, efficiency ratio, return on assets and return on equity. Such matrix may be adjusted annually by the Company. No bonus will be paid, regardless of the attainment of individual goals, if the Company does not meet certain threshold earnings levels or if the Company's non-performing, delinquent and foreclosed loans exceed 3% of total Company assets at the end of the fiscal year. The agreement further stipulates that if Mrs. Durden's employment is terminated due to either a Without Cause Termination or a Constructive Discharge, she is entitled to be paid her then current base salary for up to three years from the date of the agreement but in no event less that one year severance from the date of such termination.


          Additionally, the employment agreements of Messers. Inman and Sechler and Mrs. Petrides provide that in the event of a "Change of Control" (as hereafter defined) of the ownership of Tucker Federal or the Company, such executives may resign immediately upon notice to the Company. A "Change in Control" shall have been deemed to have occurred if (i) a transaction resulting in the change in holding or power to vote more than 25% of the voting stock of Tucker Federal or the Company (ii) the acquisition of the ability to control the election of a majority of Tucker Federal's or the Company's directors, (iii) the acquisition of a controlling influence over the management or policies of Tucker Federal or the Company by any person or by persons acting as a group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) or (iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of Tucker Federal or of the Company ("Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Upon a Change in Control of Tucker Federal or the Company, each executive will receive severance benefits in the event that either (i) the executive voluntarily terminates his/her employment within 30 days of the date of the change in control or (ii) the executive voluntarily terminates employment within 90 days of the date six months before the event of a Change in Control or the later of the expiration of the Agreement or the second anniversary of the event. In the event of a change of control severance benefits for Mr. Inman, Mr. Sechler and Mrs. Petrides shall be paid in an amount equal to the difference between the Code Section 280G Maximum and the sum of any other "parachute payments" as defined under Code Section 280G (b) (2) that such person receives on account of the Change in Control. Additionally, pursuant to certain Stock Option Agreements entered into upon the granting of stock options under the 1995 ESIP, all outstanding, unexpired options vest immediately upon a Change in Control as defined in the 1995 ESIP.

CERTAIN TRANSACTIONS


          Set forth below is certain information relating to loans made to executive officers, Directors and Director nominees of the Company and Tucker Federal, and their affiliates (including immediate family members), during the fiscal year ended March 31, 1997, and whose aggregate loan balances exceeded $60,000 at any time during the preceding fiscal year. Loans to affiliates of the executive officers, Directors and Director nominees are not listed below, as all such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.



                                            DATE            MAXIMUM                               RATE              BALANCE
                              LOAN          LOAN             LOAN              NOTE                AT                 AT
NAME                          TYPE          MADE            AMOUNT             RATE              3-31-97            3-31-97
----                          ----          ----            ------             ----              -------            -------

C. Jere Sechler, Jr.,         Equity        11/96          $250,000            9.5%               9.5%              $119,825
Chairman of Board and         Credit
President of the              Line
Company; President of
Eagle Service
Corporation



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and reports in changes in ownership with the Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations that no other reports were required for those persons, the Company believes that, during the fiscal year ended March 31, 1997 its executive officers, directors, and owners of more than ten percent of the Company's Common Stock complied with all such applicable filing requirements.



                PROPOSAL 2 - AMENDMENT OF EAGLE BANCSHARES, INC.
                       1995 EMPLOYEES STOCK INCENTIVE PLAN

GENERAL

          On July 20, 1995, the shareholders of the Company approved the Eagle Bancshares, Inc. 1995 Employees Stock Incentive Plan (the "ESIP") under which an aggregate of 200,000 shares of Common Stock of the Company, as adjusted for the 2-for-1 stock split on December 21, 1995, were reserved for grant to or purchase by certain employees of the Company. The purpose of the ESIP is to further the growth and development of the Company by encouraging certain employees of the Company (or any parent or subsidiary corporations, including Tucker Federal) to obtain a proprietary interest in the Company through the grant or purchase of the Company's Common Stock. The Company believes that the ESIP has been, and will continue to be, successful in attracting and retaining such individuals and in stimulating the efforts of such individuals in promoting the growth, efficiency and profitability of the Company.

          On May 27, 1997, in order to provide sufficient options to attract key employees and provide incentive for key performers, the Board of Directors of the Company adopted, subject to shareholder approval, an amendment to the ESIP that increases the number of shares of Common Stock covered by the ESIP from 200,000 shares to 480,000 shares. This represents an increase of 280,000 shares, or 4.7% of pro forma shares outstanding. As of June 30,

1997, 85,500 shares had been granted as restricted stock or were subject to outstanding options granted under the ESIP, leaving only 114,500 shares available for future restricted stock and option grants. The increase in shares covered by the ESIP was adopted by the Board of Directors because the remaining number of shares with respect to which options or restricted shares may be granted may not be adequate for the next fiscal year, given the ESIP's primary purpose or providing long term incentive and to align the interests of employees with the interests of stockholders. The provisions of the ESIP are summarized below.

          The following summary of the principal features and effects of the ESIP does not purport to be complete and is subject to, and qualified in its entirety by reference to, the text of the ESIP which is available upon request by any shareholder.

TYPES OF AWARDS

          Incentive stock options ("ISOs"), nonqualified stock options ("NQSOs"), reload options and restricted stock awards may be granted under the ESIP (collectively, "ESIP Stock Rights").

ADMINISTRATION

          The ESIP is administered by a committee consisting of three or more individuals appointed by the Board of Directors of the Company from among its members (the "ESIP Committee"). The members of the ESIP Committee cannot participate in the ESIP, must be "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and must be "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board from time to time may remove members from, or add members to, the ESIP Committee, and shall fill all vacancies on the ESIP Committee.

          The ESIP Committee has authority (i) to determine the individuals to whom ESIP Stock Rights will be granted from among those individuals who are eligible, as well as the terms of ESIP Stock Rights and the number of shares of Common Stock in connection with such ESIP Stock Rights, (ii) to determine whether an option will constitute an ISO intended to qualify under Section 422 of the Code or a NQSO not intended to qualify under Section 422 and (iii) to interpret the provisions of, and prescribe, amend and rescind any rules and regulations relating to, the ESIP.

ELIGIBILITY AND GRANTS OF ESIP STOCK RIGHTS

          Under the terms of the ESIP, all employees of the Company (and any parent or subsidiary corporations), including such employees who are also members of the Board (or of the board of directors of a parent or subsidiary corporation) are eligible for consideration for the granting of ESIP Stock Rights by the ESIP Committee. As of June 30, 1997, there were approximately 630 employees of the Company and its subsidiaries, all of whom are eligible to participate in the ESIP. As of June 30, 1997, 85,500 ESIP Stock Rights had been granted.

SHARES AVAILABLE

          The stock subject to the ESIP Stock Rights and other provisions of the ESIP is the authorized but unissued or reacquired shares of Common Stock of the Company. To date, subject to adjustment in accordance with the terms of the ESIP, up to 200,000 shares of Common Stock, in the aggregate, have been authorized to be granted or purchased under the ESIP, and the unexercised portion of shares of Common Stock allocable to expired or terminated options or shares of restricted stock returned to the Company by forfeiture may again become subject to ESIP Stock Rights under the ESIP.

TERMS OF OPTIONS

          OPTION PRICE. The purchase price of the Common Stock underlying each option granted under the ESIP is the fair market value of the Common Stock on the date the option is granted, unless otherwise determined by the ESIP Committee. However, the option price for ISOs may not be less than 100% (110% for options granted to an optionee who owns more than 10% of the total combined voting power of all classes of stock of either the Company or any parent or subsidiary corporation of the Company) of the fair market value of the Common Stock on the date the ISO is granted, and the option price for NQSOs may not be less than 75% of the fair market value of the Common Stock on the date the NQSO is granted.

          VESTING. Options granted under the ESIP will become exercisable (i.e., vested) in accordance with a schedule established by the ESIP Committee at the time the options are granted; provided, if the optionee ceases to be an employee of the Company, the optionee's rights with regard to all non-vested options cease immediately. In the event the ESIP Committee does not establish a vesting schedule at the time options are granted, each such option will become exercisable with respect to all shares of Company Common Stock subject to the option as of the date of grant of the option. Notwithstanding the vesting schedule established by the ESIP Committee, all non-vested options previously granted to an optionee immediately vest upon the optionee becoming "Disabled" (as defined in the ESIP), or upon his death or upon a "Change of Control" of the Company (as defined in the ESIP). See "Change of Control" below.

          TERM AND EXERCISE OF OPTIONS. Each option granted under the ESIP may be exercised on such dates, during such periods and for such number of shares as determined by the ESIP Committee and as specified in each option agreement. The term of any option will be determined by the ESIP Committee, but the term may not exceed 10 years from the date of grant (or 5 years in the case of ISOs granted to optionees who own more than 10% of the total combined voting power of all classes of stock of either the Company or any parent or subsidiary corporation). No option may be granted under the ESIP after 10 years from the earlier of the date the ESIP was approved by the shareholders or was adopted by the Board. An option granted under the ESIP may be exercised for less than the full number of shares of Common Stock subject to such option, provided that no option may be exercised for less than (i) 100 shares or (ii) the total remaining shares subject to the option, if less than 100 shares. Upon exercise of an option, an option holder must pay for the Common Stock subject to the exercise. Payment may be made in cash, in shares of Common Stock (including the retention by the Company of optioned shares of Common Stock with a fair market value equal to the exercise price), in options on shares of Common Stock, or by a combination of the foregoing.

          TRANSFERS. The ESIP does not permit an optionee to sell, assign or otherwise transfer options except by bequest or inheritance at the death of the optionee, and any purported transfer is null and void. Options are exercisable during the optionee's life only by the optionee (unless the optionee is incapacitated and unable to exercise options). Upon the death of the optionee, options will be exercisable by the optionee's beneficiary.

          TERMINATION OF EMPLOYMENT. Vested options must be exercised within the earlier of: (i) three months after an employee optionee ceases to be in the employ of the Company or any parent or subsidiary for any reason other than death or disability; (ii) the expiration date of the option; (iii) one year after termination of employment with the Company or a parent or subsidiary because of disability unless the optionee dies within this one year period; or
(iv) one year after the death of an optionee who dies (a) while in the employ of the Company or a parent or subsidiary, (b) within three months after termination of employment with the Company or a parent or subsidiary, or (c) within one year after employment with the Company or a parent or subsidiary terminated due to disability. However, the ESIP Committee may provide different exercise expiration periods with respect to NQSOs granted under the ESIP.

TERMS OF RESTRICTED STOCK

          VESTING. Restricted stock granted under the ESIP is subject to such restrictions as the ESIP Committee determines and is subject to forfeiture by the recipient until the earlier of (i) the time such restrictions lapse or are satisfied, or (ii) the time such shares are forfeited. Notwithstanding the foregoing, all outstanding shares of restricted stock vest immediately upon the recipient's death or disability, or upon a Change of Control of the Company. See "Change of Control" below.

          TRANSFERS. The ESIP does not permit a recipient to sell, assign or otherwise transfer restricted stock prior to the time all restrictions have lapsed or are satisfied. The ESIP Committee, in its sole discretion, may elect to waive any restrictions with respect to a recipient's restricted stock award in the event of death, disability, retirement or other circumstances determined by the ESIP Committee. See "Termination of Employment" below.

          TERMINATION OF EMPLOYMENT. Generally, the termination of the recipient's employment with the Company or a parent or subsidiary for any reason (other than a "Change of Control") will result in forfeiture of any restricted stock for which the restrictions have not lapsed, although the ESIP Committee may provide otherwise. See "Change of Control" below.

AMENDMENT AND TERMINATION

          The Board of Directors of the Company may amend or terminate the ESIP at any time, provided that (i) no amendment may be effected without the consent of the option holders or restricted stock recipients if such amendment would affect in any way the rights of such option holders or restricted stock recipients under the ESIP, and (ii) no amendment may be effected without the prior approval of the shareholders of the Company if (A) the amendment would cause the applicable portions of the ESIP to fail to qualify as an "incentive stock option plan" pursuant to Section 422 of the Code, (B) the amendment would materially increase the benefits accruing to participants under the ESIP, (C) the amendment would materially increase the number of securities which may be issued under the ESIP, (D) the amendment would materially modify the requirements as to eligibility for participation in the ESIP, or (E) the amendment would modify the material terms of the ESIP within the meaning of regulations under Section 162(m) of the Code.

          The ESIP will terminate on the later of (i) the complete exercise or lapse of the last outstanding ESIP Stock Right granted under the ESIP or (ii) the last date upon which options may be granted under the ESIP (which may not be later than 10 years after the date on which the ESIP is adopted), subject to its earlier termination by the Board at any time.

CHANGE OF CONTROL

          For purposes of the ESIP, the term "change of control" is defined to mean any one of the following events:

          (i) The acquisition by a Person (including "affiliates" and "associates" of such Person, but excluding the Company, any "parent" or "subsidiary" of the Company, or any employee benefit plan of the Company or of any "parent" or "subsidiary" of the Company) of a sufficient number of shares of the Common Stock, or securities convertible into the Common Stock, and whether through direct acquisition of shares or by merger, consolidation, share exchange, reclassification of securities or recapitalization of or involving the Company or any "parent" or "subsidiary" of the Company, to constitute the Person the actual or beneficial owner of 10% or more of the Common Stock, but only if such acquisition occurs without approval or ratification by a majority of the members of the Board prior to such acquisition;

          (ii) A change of control of the Company or of any bank or thrift subsidiary of the Company, as otherwise defined or determined by the Office of Thrift Supervision (or successor agency) or regulations promulgated by it;

          (iii) Any transaction requiring shareholder approval for the acquisition of the Company by any Person other than the Company or a "subsidiary" of the Company through purchase of assets, merger or otherwise;

          (iv) The filing of an application with any regulatory authority having jurisdiction over the ownership of the Company in connection with any transaction by a Person to acquire 10% or more of the combined voting power of the Company's then outstanding securities;

          (v) Any sale, lease, transfer, exchange, mortgage, pledge or other disposition, in one transaction or a series of transactions, of all or substantially all of the assets of the Company or of any "subsidiary" of the Company to a Person described in subsection (a) above, but only if such transaction occurs without approval or ratification by a majority of the members of the Board; or

          (vi) During any fiscal year of the Company, individuals who at the beginning of such year constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by a majority of the directors in office at the beginning of the fiscal year.

RELOAD OPTIONS

          All options granted under the ESIP may be accompanied by a reload option, determined by the ESIP Committee in its sole discretion. A reload option is an option that is granted to an optionee who pays for exercise of all or part of an option with shares of Common Stock or with an option on shares of Common Stock and is for the same number of shares as is exchanged in payment for the exercise of the option. The reload option is granted as of the date of the payment made in shares of Common Stock and is subject to all of the same terms and conditions as the original option that was exercised, except that the exercise price for each share of Common Stock subject to the reload option shall be the fair market value of such a share on the date the reload option is granted and the term of any reload option shall not extend beyond the original term of the option with respect to which such reload option was granted. An optionee who pays for the exercise of a reload option with shares of Common Stock is entitled to a successive reload option. For purposes of granting reload options, the retention of optioned shares by the Company shall be treated as a payment for exercise with shares of Common Stock.

ADJUSTMENTS

          In the event of changes in the number of outstanding shares of the Common Stock by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of Common Stock, an appropriate and equitable adjustment will be made by the ESIP Committee to the number and kind of shares subject to options granted under the ESIP, and to the number and kind of shares remaining available for the granting of ESIP Stock Rights.

          Additionally, in the event that the Company is involved in a reorganization involving a merger, consolidation, acquisition of the stock or acquisition of the assets of the Company that does not constitute a Change of Control, the ESIP Committee, in its discretion, may declare that (i) outstanding options apply to the securities of the resulting corporation; (ii) outstanding ESIP Stock Rights are nonforfeitable and fully exercisable or vested; and/or
(iii) outstanding ESIP Stock Rights are nonforfeitable and fully exercisable or vested and are to be terminated after giving at least 30 days notice to all optionees and/or restricted stock recipients. If the Company is dissolved, all of the rights of all optionees and restricted stock recipients will become immediately nonforfeitable and exercisable through the date of dissolution.

FEDERAL INCOME TAX CONSEQUENCES

          Part of the ESIP qualifies as an incentive stock option plan, and any option granted in accordance with such portion of the ESIP qualifies as an ISO, all within the meaning of Section 422 of the Code. The tax effects of any other stock option granted under the ESIP should be determined under Section 83 of the Code. The following is a brief description of the consequences under the Code of the receipt or exercise of ESIP Stock Rights.

          ISOS. An option holder has no tax consequences upon issuance or, generally, upon exercise of an ISO. An option holder will recognize income when he sells or exchanges the shares acquired upon exercise of an ISO. This income will be taxed at the applicable capital gains rate if the sale or exchange occurs after the expiration of the requisite holding periods. Generally, the requisite holding periods expire two years after the date of grant of the ISO and one year after the date of acquisition of the Common Stock pursuant to the exercise of the ISO.

          If an option holder disposes of the Common Stock acquired pursuant to exercise of an ISO before the expiration of the requisite holding periods, the option holder will recognize compensation income in an amount equal to the difference between the option price and the lesser of (i) the fair market value of the shares on the date of exercise and (ii) the price at which the shares are sold. This amount will be taxed at ordinary income rates. If the sale price of the shares is greater than the fair market value on the date of exercise, the difference will be recognized as gain by the option holder and taxed at the applicable capital gains rate. If the sale price of the shares is less than the option price, the option holder will recognize a capital loss equal to the excess of the option price over the sale price.

          For these purposes, the use of shares acquired upon exercise of an ISO to pay the option price of another option (whether or not it is an ISO) will be considered a disposition of the shares. If this disposition occurs before the expiration of the requisite holding periods, the option holder will have the same tax consequences as are described in the immediately preceding paragraph. If the option holder transfers any such shares after holding them for the requisite holding periods or transfers shares acquired pursuant to exercise of a NQSO or on the open market, he generally will not recognize any income upon the exercise. Whether or not the transferred shares were acquired pursuant to an ISO and regardless of how long the option holder has held such shares, the basis of the new shares received pursuant to the exercise will be computed in two steps. In the first step, a number of new shares equal to the number of older shares tendered (in payment of the option's exercise) is considered exchanged under
Section 1036 of the Code and the rulings thereunder; these new shares receive the same holding period and the same basis that the option holder had in the old tendered shares, if any, plus the amount included in income from the deemed sale of the old shares and the amount of cash or other nonstock consideration paid for the new shares, if any. In the second step, the number of new shares received by the option holder in excess of the old tendered shares receives a basis of zero, and the option holder's holding period with respect to such shares commences upon exercise.

          An option holder may have tax consequences upon exercise of an ISO if the aggregate fair market value of shares of the Common Stock subject to ISOs which first become exercisable by an option holder in any one calendar year exceeds $100,000. If this occurs, the excess shares will be treated as though they are subject to a NQSO instead of an ISO. Upon exercise of an option with respect to these shares, the option holder will have the tax consequences described below with respect to the exercise of NQSOs.

          Finally, except to the extent that an option holder has recognized income with respect to the exercise of an ISO (as described in the preceding paragraphs), the amount by which the fair market value of a share of the Common Stock at the time of exercise of the ISO exceeds the option price will be included in determining an option holder's alternative minimum taxable income and may cause the option holder to incur an alternative minimum tax liability in the year of exercise.

          There is no tax consequences to the Company upon the issuance or, generally, upon the exercise of an ISO. However, to the extent that an option holder recognizes ordinary income upon exercise, as described above, the Company will have a deduction in the same amount.

          NQSOS. Neither the Company nor the option holder has income tax consequences from the issuance of NQSOs. Generally, in the tax year when an option holder exercises NQSOs, the option holder recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the option price for such shares. The Company will have a deduction in the same amount as the ordinary income recognized by the option holder in the Company's tax year in which or with which the option holder's tax year (of exercise) ends.

          If an option holder exercises a NQSO by paying the option price with previously acquired shares of Common Stock, the option holder will recognize income (relative to the new shares he is receiving) in two steps. In the first step, a number of new shares equivalent to the number of older shares tendered (in payment of the NQSO exercised) is considered to have been exchanged in accordance with Section 1036 of the Code and the rulings thereunder, and no gain or loss is recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the option holder will recognize income on those new shares equal to their fair market value less any nonstock consideration tendered.

          The new shares equal to the number of the older shares tendered will receive the same basis the option holder had in the older shares, and the option holder's holding period with respect to the tendered older shares will apply to those new shares. The excess new shares received will have a basis equal to the amount of income recognized by the option holder by exercise, increased by any nonstock consideration tendered. Their holding period will commence upon the exercise of the option.

          RESTRICTED STOCK. A holder of restricted stock will recognize income upon its receipt, but generally only to the extent that it is not subject to a substantial risk of forfeiture. If the restricted stock is subject to restrictions that lapse in increments over a period of time, so that the holder becomes vested in a portion of the shares as the restrictions lapse, the holder will recognize income in any tax year only with respect to the shares that become nonforfeitable during that year. The income recognized will be equal to the fair market value of those shares, determined as of the time that the restrictions on those shares lapse. That income generally will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the holder of the restricted stock.

          A holder of restricted stock may elect instead to recognize ordinary income for the taxable year in which he receives an award of restricted stock in an amount equal to the fair market value of all shares of restricted stock awarded to him (even if the shares are subject to forfeiture). That income will be taxable at ordinary income tax rates. At the time of disposition of the shares, a holder who has made such an election will recognize gain in an amount equal to the difference between the sales price and the fair market value of the shares at the time of the award. Such gain will be taxable at the applicable capital gains rate. Any such election must be made within 30 days after the transfer of the restricted stock to the holder. The Company will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the holder at the time of his election.

          LIMITATION ON COMPANY DEDUCTIONS. No federal income tax deduction is allowed for compensation paid to a "covered employee" in any taxable year of the Company beginning on or after January 1, 1994, to the extent that such compensation exceeds $1,000,000. For this purpose, "covered employees" are generally the chief executive officer of the Company and the four highest compensated officers of the Company whose annual salary and bonus exceeds $100,000, and the term "compensation" generally includes amounts includable in gross income as a result of the exercise of stock options or stock appreciation rights, or the receipt of restricted stock. This deduction limitation does not apply to compensation that is (1) commission based compensation, (2) performance based compensation, (3) compensation which would not be includable in an employee's gross income, and (4) compensation payable under a written binding contract in existence on February 17, 1993, and not materially modified thereafter.

          Proposed regulations indicate that compensation attributable to a stock option will generally satisfy the limitation exception for performance based compensation if the grant or award is made by a "compensation committee" (a committee composed of "outside" directors), the plan under which the option or right is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee, and, under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. Stock options granted under the ESIP may possibly satisfy these requirements, depending upon the specific terms, provisions, restrictions and limitations of such options or rights.

          ERISA. The ESIP is not, and is not intended to be, an employee benefit plan or qualified retirement plan. The ESIP is not, therefore, subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 401(a) of the Code.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE 1995 EMPLOYEES STOCK INCENTIVE PLAN.



       PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

          The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, as independent accountants for the Company for the fiscal year ending March 31, 1998, which appointment the shareholders are requested to ratify. The appointment will be reconsidered by the directors if not ratified by shareholders.

          Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to shareholders' questions.




          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 1998.


                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

          Proposals of shareholders of the Company intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or before March 20, 1998 to be eligible for inclusion in the Company's Proxy Statement and form of Proxy relating to the 1998 Annual Meeting of Shareholders.

              OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING


         The Board of Directors knows of no other matters other than those described herein which may properly come before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote on such matters in accordance with their judgment.


         UPON THE WRITTEN REQUEST OF ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT, THE COMPANY WILL FURNISH TO SUCH PERSON WITHOUT CHARGE (OTHER THAN FOR EXHIBITS) A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED MARCH 31, 1997, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO EAGLE BANCSHARES, INC., 4305 LYNBURN DRIVE, TUCKER, GEORGIA 30084-0086, ATTENTION: RICHARD B. INMAN, JR., SECRETARY. SUCH ANNUAL REPORT IS NOT TO BE TREATED AS PART OF THE PROXY SOLICITATION MATERIALS OR AS HAVING BEEN INCORPORATED HEREIN BY REFERENCE.

                                                                      APPENDIX A

                             EAGLE BANCSHARES, INC.
REVOCABLE PROXY                   COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS

       The undersigned hereby appoints Betty Petrides and Zelma B. Martin, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of Eagle Bancshares, Inc. (the "Company") which the undersigned is entitled to vote at the 1997 Annual Meeting of Shareholders of the Company, to be held at the Holiday Inn Hotel and Conference Plaza, 130 Clairemont Avenue, Decatur, Georgia, on Thursday, August 28, 1997, at 10:30 a.m., local time, and at any and all adjournments thereof, as indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

1) Elect as directors the two nominees listed below to serve for a term of three years or until their successors have been duly elected and qualified:

       [ ]    FOR BOTH NOMINEES listed below     [ ] WITHHOLD AUTHORITY to vote
              (expect as marked to the contrary      for both nominees listed
              below).                                below.

       INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.
       RICHARD J. BURRELL AND GEORGE G. THOMPSON

2) Approve the amendment of the 1995 Employees Stock Incentive Plan to increase the number of shares of Common Stock covered by the plan.

       [ ]    FOR           [ ]    AGAINST       [ ]    ABSTAIN

3) Ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending March 31, 1998.

       [ ]    FOR           [ ]    AGAINST       [ ]    ABSTAIN

       In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.

      PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.
          (Continued and to be signed and dated on the reverse side)

                       (Continued from the other side)

PROXY - SOLICITED BY THE BOARD OF DIRECTORS

This proxy card will be voted as directed. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED "FOR" PROPOSALS 1,2 AND 3 LISTED ON THE REVERSE SIDE OF THIS PROXY CARD. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to the Corporate Secretary, or by executing and delivering to the Corporate Secretary a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.


                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Signature, if shares held jointly

                                          Date:
                                               ---------------------------------

Please mark, date and sign exactly as your name appears on the proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

        DO YOU PLAN TO ATTEND THE ANNUAL MEETING?  [ ] YES  [ ] NO